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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM AND REPORT ON SCHEDULES


We consent to the use in this Registration Statements No. 33-65052, 333-4434, 333-67357 and 333-121756 on Form S-8 of our report dated March 15, 2005, relating to the financial statements of Rocky Shoes & Boots, Inc. and management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K for year ended December 31, 2004.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedules of Rocky Shoes & Boots, Inc., listed in Item 15. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects, and the information set forth therein.

/s/ Deloitte & Touche LLP

Columbus, Ohio
March 15, 2005